                                  EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Molecular Devices Corporation of our report dated January 25, 2000, except as to Note 11 which is as of February 2, 2000, relating to the consolidated financial statements and financial statement schedule, which appears in LJL BioSystems Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

San Jose, California
June 29, 2000